EXHIBIT 10.1

                               ADVISORY AGREEMENT

         THIS ADVISORY AGREEMENT ( the "Agreement") is made this 5th day of January 2000, by and between Trade-Wins Inc., a Florida corporation, with an address at 4636 Hidden Forest Dr., Sarasota, FL 34237 (the "Advisor") and Bentley Communications Corp., a Florida corporation with its offices located at 4333 Admiralty Way, Marina del Rey, CA 90292 (the "Company").

         WHEREAS, Advisor and Advisor's Personnel (as defined below) have experience in developing corporate profile and marketing awareness programs, and advising corporate management for publicly-held companies and development stage investment ventures; and

         WHEREAS, the Company desires to retain Advisor to advise and assist the Company in its development on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1.       ENGAGEMENT

         The Company hereby retains Advisor, effective as of the date hereof (the "Effective Date") and continuing until termination, as provided herein, to assist the Company in developing and implementing a corporate profile and marketing awareness program (the "Services"). The Services are to be provided on a "best efforts" basis directly and through Advisor's officers or others employed or retained and under the direction of Advisor ("Advisor's Personnel"); PROVIDED, HOWEVER, that the Services shall expressly exclude all legal advice, accounting services or other services which require licenses or certification which Advisor may not have.

2.       TERM

         This Agreement shall have an initial term of twelve (12) months (the "Primary Term"), commencing with the Effective Date. At the conclusion of the Primary Term this Agreement will automatically be extended for the same term ( the "Extension Period") unless Advisor or the Company shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

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3.       TIME AND EFFORT OF ADVISOR

         Advisor shall allocate time and Advisor's Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by the Company as a result of advice provided by Advisor or Advisor's Personnel.

4.       COMPENSATION

         The Company agrees to pay Advisor a fee for the Services ("Advisory Fee") by way of the delivery by the company of One Hundred Thousand (100,000) shares of the Company's common stock as an initial fee, issued under Rule 701 with any required restriction, these shares shall be delivered within seven (7) days of the execution hereof. All shares transferred are considered fully earned and non-assessable as of the date hereof.

5.       REGISTRATION OF SHARES

         Company agrees that any shares issued to satisfy a Transaction Fee may be registered by the Company with the Securities and Exchange Commission under any subsequent applicable registration statement filed by the Company at the Company's discretion. Such issuance or reservation of shares shall be in reliance on representations and warranties of Advisor set forth herein.

6.       PLACE OF SERVICES

         The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

7.       INDEPENDENT CONTRACTOR

         Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly NOR impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of the Company.

8.       NO AGENCY EXPRESS OR IMPLIED

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor's Personnel and the Company.

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9.       TERMINATION

         The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty
         (30) days written notice under the following conditions:

         (A)      BY THE COMPANY.
                  --------------

                  (i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel;

                  (ii) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or

                  (iii) At Company's option without cause upon 30 days written notice to Advisor.

         (B)      BY ADVISOR.
                  -----------

                  (i) If the Company fails to make any payments required hereunder;

                  (ii) If the Company subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

                  (iii) If any of the disclosures made herein or subsequent hereto by the Company to Consultant are determined to be materially false or misleading.

10.      INDEMNIFICATION

         Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

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11.      REMEDIES

         Advisor and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

12.      MISCELLANEOUS

         (A) SUBSEQUENT EVENTS. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

         (B) AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         (C) FURTHER ACTIONS AND ASSURANCES. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         (D) WAIVER. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

         (E) ASSIGNMENT. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

         (F) NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

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                  (i)  In the case of the   Bentley Communications Corp.
                       Company:             4333 Admiralty Way
                                            Marina del Rey, California   90292
                                            Telephone:        (310) 823-1431
                                            Telefax:          (310) 823-7864
                                            Attention:  Gordon F. Lee, President

                  (ii) In the case of       Trade-Wins Inc.
                       Advisor:             4636 Hidden Forest Dr.
                                            Sarasota, FL  34237
                                            Telephone:        (941) 360-6512
                                            Telefax: (240) 359-4613
                                            Attention:  Richard Maus, President

                  or to such other person or address designated in writing by the Company or Advisor to receive notice.

         (G) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (H) GOVERNING LAW. This Agreement was negotiated and is being contracted for in California, and shall be governed by the laws of the State of California, and the United States of America, notwithstanding any conflict-of-law provision to the contrary.

         (I) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

         (J) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

         (K) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (L) COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

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         (M)      TIME IS OF THE ESSENCE. Time is of the essence of this
                  Agreement and of each and every provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

         The "Company"                                     "Advisor"
         Bentley Communications Corp.                      Trade-Wins Inc.
         A Florida Corporation                             A Florida Corporation

         By:  /s/ Gordon F. Lee                            By:  /s/ Richard Maus
         ---  -----------------                            ---  ----------------
         Name:  Gordon F. Lee                              Name:  Richard Maus
         Title:  President                                 Title:  President

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